UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2010 (April 13, 2010)

Education Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32417	20-1352180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Oak Court Drive, Suite 300 Memphis, Tennessee	38117
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Awards under the Education Realty Trust, Inc. 2010 Long-Term Incentive Plan

In connection with the Company’s 2010 Long-Term Incentive Plan (the “LTIP”), on April 13, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) awarded time-vested restricted shares of the Company’s common stock (“Restricted Stock”) and performance-vested restricted stock units (“RSUs”) to the executive officers and certain key employees of the Company (the “Participants”).  A description of the material provisions of the LTIP is included under Part II, Item 9B “Other Information” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (“2009 Annual Report”) and is incorporated herein by reference. Shares of Restricted Stock and RSUs awarded to Participants are subject to and governed by the terms and conditions of the Participant’s Restricted Stock Award Agreement (“RSA Agreement”) and Restricted Stock Unit Award Agreement (“RSU Agreement”), the forms of which were previously filed as Exhibits 10.41 and 10.42, respectively, to the Company’s 2009 Annual Report and which are incorporated herein by reference.

The shares of Restricted Stock vest in three (3) equal annual installments on January 1, 2011, 2012 and 2013 as long as the Participant is an employee of the Company on the vesting date. The table below shows the number of shares of Restricted Stock awarded to certain Participants.

Participant	Restricted Stock (Time-Vested) 50% of LTIP Award
Randall Churchey	50,000 shares
Thomas Trubiana	30,000 shares
Randall Brown	20,000 shares
Christine Richards	20,000 shares
Drew Koester	5,500 shares

RSUs vest based upon the Company’s achievement of total stockholder returns at specified levels as compared to the average total stockholder returns of a peer group of companies over the period of time beginning January 1, 2010 to January 1, 2013 (the “Performance Period”) in accordance with Schedule A of the LTIP. At the end of the Performance Period, the Committee will determine the level and the extent to which the performance goal was achieved. RSUs that satisfy the performance goal will be converted into fully-vested shares of the Company’s common stock (“Common Stock”). The table below shows the number of shares of Common Stock that certain Participants would earn if Threshold, Target or Maximum performance levels were achieved. The Committee awarded RSUs to each Participant equal to the number of shares of Common Stock that such Participant would earn if the Maximum performance level were achieved.

Participant	Performance Shares (RSUs) 50% of LTIP Award
	Threshold Performance(1)	Target Performance (2)	Maximum Performance (3)
Randall Churchey	25,000 shares	50,000 shares	75,000 shares
Thomas Trubiana	15,000 shares	30,000 shares	45,000 shares
Randall Brown	10,000 shares	20,000 shares	30,000 shares
Christine Richards	10,000 shares	20,000 shares	30,000 shares
Drew Koester	2,750 shares	5,500 shares	8,250 shares
(1) 50% of Participant’s long-term incentive target x .5.
(2) 50% of Participant’s long-term incentive target.
(3) 50% of Participant’s long-term incentive target x 1.5.

The foregoing description of awards made pursuant to the LTIP does not purport to be complete and is qualified in its entirety by reference to the full text of the LTIP, the form of RSA Agreement and the form of RSU Agreement, copies of which were filed as Exhibits 10.40, 10.41 and 10.42, respectively, to the Company’s 2009 Annual Report, which are incorporated herein by reference.

Restricted Stock Award

On April 13, 2010, the Committee approved an award to Mr. Churchey of 30,000 shares of restricted common stock (the “Award”). The restrictions on the shares subject to the Award will lapse ratably over 5 years as long as Mr. Churchey remains employed by the Company. The Award was awarded pursuant and subject to the terms of the Company’s 2004 Incentive Plan.  The foregoing description of the Award does not purport to be complete and is qualified in its entirety by reference to the full text of the Award, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Restricted Stock Award Agreement between Education Realty Trust, Inc. and Randall L. Churchey

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: April 14, 2010	By:	/s/ Randall L. Churchey
Randall L. Churchey President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Restricted Stock Award Agreement between Education Realty Trust, Inc. and Randall L. Churchey